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                                                                     EXHIBIT 4.2

                                 US WATS, INC.

                            STOCK OPTION AGREEMENT
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     Option granted as of July 19, 1995 (the "Date of Grant") by US WATS, INC.
(the "Corporation") to WHALE SECURITIES CO., L.P. (hereinafter referred to as the "Grantee"):

     1.   The Option. In further consideration of the services to be provided to
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the Corporation by the Grantee pursuant to that certain consulting agreement between the Corporation and the Grantee dated July 19, 1995 (the "Consulting Agreement"), the Corporation grants to the Grantee, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to 125,000 shares (the "Shares") of the Corporation's fully paid, nonassessable shares of common stock ("Common Stock"), at the purchase price set forth in
Section 2 below.

     2.   The Purchase Price. The purchase price of 62,500 of the Shares shall
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be $1.25 per share and the purchase price of the remaining 62,500 of the Shares shall be $2.00 per share (together, the "Option Price"), as such Option Price shall be adjusted from time to time pursuant to Section 9.

     3.   Exercise of Option.
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          (a)  The Option is exercisable over a period ending five years from the Date of Grant (the "Option Period"). The Option may be exercised from time to time during the Option Period as to the total number of Shares subject to this Option as determined under Section 1, or any lesser amount thereof, and the Option shall continue as to any unexercised portion of the Option.

          (b) In the event the Grantee elects to exercise all or any portion of the Option, the Grantee shall deliver to the Corporation written notice (the "Notice") of such election, which Notice shall specify the number of Shares in respect of which the Option is to be exercised, along with payment of the Option Price of the Shares in respect of which the Option is exercised. The Option Price shall be paid in full in United States dollars at the time of exercise. If the Option is exercised in accordance with the provisions of this Agreement, the Corporation shall deliver as soon as practicable to the Grantee a certificate or certificates representing the number of Shares in respect of which the Option is being exercised, which Shares shall be registered in the Grantee's name.

     4.   Sale of Shares; Restrictions on Transferability. The Grantee
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understands and acknowledges that:

          (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities law and Grantee shall not be entitled to
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sell, transfer, or distribute the Shares unless the Shares are subsequently so registered or unless an exemption from such registration is available;

          (b) prior to offering or selling the Shares upon claim of exemption, the Grantee shall obtain a written opinion from counsel reasonably satisfactory to the Corporation to the effect that such exemption is available or shall deliver a "No action" letter from the Securities and Exchange Commission with respect to the proposed sale, transfer or distribution of the Shares;

          (c)  the Grantee is a registered broker-dealer;

          (d) the Shares are not being acquired with a view to distribution by Grantee;

          (e) each certificate representing the Shares will bear the following legend, or one similar thereto, drawing attention to the restrictions on its transferability;

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW;

          (f) prior to the date of this Agreement, Grantee has had the opportunity to review the Corporation's reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and has had the opportunity to ask questions of and receive answers from the Corporation concerning the Corporation, its business and its financial condition and prospects.

     5.   Registration Rights.
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          (a)  Subject to the provisions of Section 5(d) below, at any time hereafter whenever the Corporation proposes to file with the Securities and Exchange Commission a registration statement registering its common stock for sale in a public offering for cash (other than as to securities issued pursuant to an employee benefit plan or as to a merger, acquisition or similar transaction subject to Rule 145 promulgated under the Act), the Corporation shall, at least 30 days prior to such filing, given written notice of such proposed filing to the Grantee setting forth the facts with respect to such proposed filing, and shall use its best efforts to include in any such filing the Shares subject to the Option, provided, that the Corporation receives a
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request therefor at least 30 days prior to the proposed filing date and, provided, further, that if the foregoing registration statement relates to an
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underwritten public offering, the Corporation may

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require the holders of the Shares not to sell such Shares pursuant to such registration statement for a period of up to six (6) months after the consummation of such public offering, if so requested by the underwriter of such public offering.

          (b) If registration of the Shares is not effected under paragraph 5(a) hereof within eighteen (18) months of the date of the Consulting Agreement, at the request of the Grantee the Corporation shall prepare and file a registration statement on the appropriate form with the SEC under the Act covering the offering and sale of the Shares by the Grantee.

          (c) All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement and in complying with applicable securities and blue sky laws shall be borne by the Corporation.

          (d) The Corporation shall register or qualify the Shares registered pursuant to Section 5(a) or 5(h)) hereof under the securities or "blue sky" laws of such states as Grantee shall determine (but in any event in not more than 10 states); provided, however, that the Corporation shall not be required to qualify to do business as a foreign corporation in any state where it is not then so qualified, nor take any action which will subject it to general service of process in any state where it is not then so subject.

          (e) The Corporation shall not be obligated pursuant to Section 5(a) to include in any filing any Shares subject to the Option where the Corporation determines that inclusion of such Shares would conflict with or result in a breach of agreements between the Corporation and third parties existing on the date hereof pursuant to which such third parties have been granted the right to have stock of the Corporation owned by them included in the registration statement.

          (f) In the event of the registration of any Shares subject to the Option, the Corporation will indemnify and hold harmless the Grantee, each person who controls the Grantee within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and each person who is deemed to be an underwriter with respect to such Shares subject to the Option, as defined in the Act (provided that if any such underwriter provided written information to the Corporation for use in the registration statement, such underwriter shall indemnify the Corporation with respect to such information in the same manner as the Grantee indemnify the Corporation as set forth in this last sentence of this subparagraph (f) and such information shall constitute an exception to the Corporation's indemnity of such underwriter in the same manner as set forth in the last proviso of this sentence), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in any settlement effected with the Corporation's consent (not to be unreasonably withheld) of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, damages or liabilities arise out of or are based on (A) any untrue-statement or alleged untrue statement of a material fact contained

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in the registration statement filed with respect to the Shares (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (B) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (C) any violation by the Corporation of the Act, the Exchange Act, any blue sky laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Corporation will not be liable in any such case to the extent that such loss, claim, damage, expense or liability arises from or is based on a material untrue statement or omission or alleged material untrue statement or omission made in such registration statement and in conformity with information furnished in writing to the Corporation by the Grantee, or, with the knowledge of the Grantee, a person who controls the Grantee, expressly for use in such registration statement. With respect to the matters referred to in the last proviso of the foregoing sentence, the Grantee will indemnify and hold harmless the Corporation, and its directors, officers and control persons, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which it may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

          (g) Promptly after receipt by an indemnified party of notice of the commencement of any action involving matters referred to in the foregoing paragraph, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify the indemnifying party in writing thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof at its own expense with counsel reasonably satisfactory to the indemnified party, and in such case, if the indemnified party desires to retain its own counsel, the expense of such counsel shall be borne by the indemnified party. In the event that, in the reasonable judgment of the indemnified party, a bona fide conflict of interest arises between the indemnified and indemnifying party with respect to any claim referenced above, the indemnified party shall have the option of retaining counsel reasonably satisfactory to the indemnifying party at the expense of the indemnifying party.

          (h) Nothing contained in this Option Agreement shall be construed as requiring any holder to exercise his option prior to the initial filing of any registration statement or the effectiveness thereof.

     6.   Successors and Assigns. This agreement shall be binding upon the
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parties and their respective successors and permitted assigns. This Option is not assignable in whole or in part by the Grantee.

     7.   Expiration of Option. This Option shall expire on the date which is
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five years from the Date of Grant.

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     8.   Rights.
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          (a)  The granting of this Option shall not confer upon the Grantee any right to be, or to continue to be, retained by the Corporation or any of its subsidiaries, subject, however, to the terms of the Consulting Agreement between the Grantee and the Corporation.

          (b) The Grantee shall not, by reason of the granting to it of the Option, have or thereby acquire any rights of a stockholder of the Corporation with respect to any Shares unless and until it has tendered full payment of the Option Price for such Shares.

     9.   Adjustment of Number of Shares and Option Price.  In the event that a
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dividend shall be declared upon the Shares payable in shares of Common Stock, the number of Shares then subject to the Option and the Option Price shall be adjusted by adding to each of such Shares the number of shares of Common Stock which would be distributable thereon if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend and reducing the Option Price proportionally. In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each Share then subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however,
                                                            --------  -------
that in the event. that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors of the Corporation such substitution cannot be effected or would be inappropriate, or if the Corporation shall sell all or substantially all of its assets, the Corporation shall use reasonable efforts to effect some other adjustment of the option which the Board of Directors, acting in good faith, shall deem equitable. In the case of any such substitution or adjustment as provided for in this Section 9, the Option Price will be the option price for all shares of stock or other securities which shall have been substituted for each Share or to which such Share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Corporation to sell a fractional Share, and the total substitution or adjustment shall be limited accordingly.

     10.  Reserve of Shares. The Corporation will reserve and set about and have
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at all times, free from preemptive rights, that number of shares of authorized but unissued Common Stock deliverable upon exercise of the Option, and it will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations in this Agreement.

     11.  Governing Law.  This Agreement shall be governed by, and construed and
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enforced in accordance with, the laws and jurisdiction of the State of New
York.

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     If the foregoing is in accordance with the Grantee's understanding and agreed to an approved by it, it may so confirm by signing and returning the duplicate of this Agreement delivered for that purpose.


                                          US WATS, INC.


Dated:  9/19/95                           By:  /s/ Aaron Brown
        -------                                ---------------

The foregoing is in accordance with the undersigned's understanding and is hereby confirmed and agreed to as of the Date of Grant.


                                          WHALE SECURITIES CO., L.P.

                                          By: WHALE SECURITIES CORP.,
                                              general partner


Dated:___________________                 By:______________________________

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